EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent pubic accounts, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 1997 included in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Atlanta, Georgia

                              March 3, 1998